Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Provides Preliminary Third-Quarter Results

Company also updates Full-Year 2014 Outlook

MANITOWOC, Wis. - October 9, 2014 - The Manitowoc Company, Inc. (NYSE: MTW) today announced preliminary third-quarter 2014 results, and provided an update to its full-year outlook.
For the third-quarter 2014, net sales are expected to be just under $1 billion versus $1.01 billion in the third quarter of 2013.
Earnings before interest, amortization, restructuring, and tax are expected to be approximately $90 million in the third quarter of 2014 versus $112.4 million in the third quarter of 2013.
“Our third-quarter results remain challenged by a constrained demand environment globally. In the Crane segment, sales were further impacted by the North American rough-terrain and boom truck markets, as well as weakness in the Latin America region. In addition, Foodservice experienced weakness in select geographic regions, such as Russia and Asia Pacific, as well as certain product categories. Given these results, we are updating our full-year outlook for both Cranes and Foodservice,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “We have ongoing confidence in the strength and long-term outlook of our business, including the recently announced cost-savings expectations. While we continue to be faced with challenging and uncertain market dynamics, we are focusing on those areas within our control to drive long-term, profitable growth.”
For the full-year, the company now anticipates Crane segment revenues to decline by mid-to-high single-digit percentages compared to 2013 revenues, while it expects Crane operating margins for full-year 2014 to be in the seven percent range.
In addition, Manitowoc now expects full-year 2014 Foodservice segment revenues to be up by low-to-mid single-digit percentages as compared to revenues for the prior-year period. The company expects this segment’s operating margins for full-year 2014 to be in the 15 percent range.
In addition, the company is adjusting its guidance for end-of-year debt-to-EBITDA to approximately 3.5 times (versus below 3 times previously expected), and is reducing its interest expense guidance to a low-to-mid $90 million range.
The company is reaffirming the remainder of its full-year outlook.
■ Capital expenditures - approximately $90 million
■ Depreciation & amortization - approximately $120 million
■ Amortization of deferred financing fees - less than $5 million
■ Effective tax rate in the mid-teens percentage range driven by expected third-quarter discrete items
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing, distribution, and service facilities in 24 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2013, Manitowoc’s revenues totaled $4.0 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of U.S. government budget sequestration or other government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720